Exhibit (c)(9)

Perspectives on Tower’s Recent Financial Performance 30 March 2007 Presentation to the Committee of Independent Directors of the Board of Directors of Tribune

Selected Observations

Perspectives on Tower’s

Recent Financial

Performance

1

• Tower’s year-to-date financial performance is on track with the Management

Plan for 2007

• The Management Plan projects 2007 EBITDA of $1,264MM, which is

$48MM higher than the Management Downside Case A; and 2008 EBITDA of $1,333MM, or $161MM higher than the Management Downside Case A

• The Company’s rating agency presentation is based on the Management Plan

• Research estimates for Tower’s 2007 EBITDA have remained stable since the beginning of the year

• The stock prices of 15 of 18 comparable media companies have appreciated since the announcement of the strategic review process in September 2006

• EBITDA trading multiples have also increased for all of the comparable publishing and broadcasting companies except McClatchy and Media

General

Year-to-Date Performance is On Track With the Management Plan

January/February Actual Results vs. 2007 Management Plan

Perspectives on Tower’s

Recent Financial

Performance

Notes

1. Adjusted EBITDA defined as EBITDA plus equity income from unconsolidated assets 2

$148.5

$3.7

$0.5

$6.1

$6.7

$145.9

110

120

130

140

150

160

170

180

190

200

210

Adj. EBITDA:

2007 Plan

Publishing

Broadcasting

Corporate

Equity Income

Adj. EBITDA:

2007 Actual

Adjusted EBITDA (1)

$MM

Source Management

$142.7

$0.5

$6.1

$6.7

$143.8

110

120

130

140

150

160

170

180

190

200

210

EBITDA:

2007 Plan

Publishing

Broadcasting

Corporate

EBITDA:

2007 Actual

EBITDA

$MM

$822.7

$0.7

$13.6

$835.5

800

810

820

830

840

850

860

870

Revenue:

2007 Plan

Publishing

Broadcasting

Revenue:

2007 Actual

Revenue

$MM

Change:

–2%

Change:

–1%

Change:

+2%

2007 January/February Actual

2007 January/February Plan

Management Anticipated Most of the Decline Relative to 2006 Actuals

January/February Actual Results vs. 2006 Actual Performance

Perspectives on Tower’s

Recent Financial

Performance

Notes

1. Adjusted EBITDA defined as EBITDA plus equity income from unconsolidated assets 3

$148.5

$2.7

$7.6

$5.2

$39.5

$198.0

110

120

130

140

150

160

170

180

190

200

210

Adj. EBITDA:

2006 Actual

Publishing

Broadcasting

Corporate

Equity Income

Adj. EBITDA:

2007 Actual

Adjusted EBITDA (1)

$MM

Source Management

$822.7

$0.7

$37.5

$859.5

800

810

820

830

840

850

860

870

Revenue:

2006 Actual

Publishing

Broadcasting

Revenue:

2007 Actual

Revenue

$MM

$142.7

$7.6

$5.2

$39.5

$194.9

110

120

130

140

150

160

170

180

190

200

210

EBITDA:

2006 Actual

Publishing

Broadcasting

Corporate

EBITDA:

2007 Actual

EBITDA

$MM

Change:

–4%

Change:

–27%

Change:

–25%

2007 January/February Actual

2006 January/February Actual

Perspectives on Tower's Recent Financial Performance

Tower's Rating Agency Presentation Was Based on the Management Plan

Dated March 2007

Adjusted EBITDA Calculation - Rating Agency Presentation
$MM

	2007E	2008E
Management Plan		
EBITDA	$1,264	$1,333
Add: Stock-based compensation	41	51
Less: Cubs BCF	(20)	(24)
Operating Cash Flow	$1,285	$1,360
Add: $60MM Cash 401(k) Savings	60	60
Add: $20MM Cost Savings	20	20
Add: Cash Flow from Equity Investments	69	100
Adjusted EBITDA	$1,434	$1,540
Management Downside Case		
EBITDA	$1,216	$1,172
Add: Stock-based compensation	41	51
Less: Cubs BCF	(20)	(24)
Operating Cash Flow	$1,237	$1,199
Add: $60MM Cash 401(k) Savings	60	60
Add: $20MM Cost Savings	20	20
Add: Cash Flow from Equity Investments	69	100
Adjusted EBITDA	$1,386	$1,379



Pro Forma Debt / 2007E Adjusted EBITDA (1)
x
2007E Adjusted EBITDA:
Management Plan: $1,434MM
Management Downside Case: $1,386MM
10
9
8
7
6
8.9
8.1
9.2
8.4
Management Plan
Management Downside Case
Debt/Adj. EBITDA(2)
Adjusted Debt/Adj. EBITDA(3)



Pro Forma Debt / 2008E Adjusted EBITDA (1)
x
2008E Adjusted EBITDA:
Management Plan: $1,540MM
Management Downside Case: $1,379MM
10
9
8
7
6
8.3
7.6
9.2
8.5
Management Plan
Management Downside Case
Debt/Adj. EBITDA(2)
Adjusted Debt/Adj. EBITDA(3)

Source Tower Rating Agency Presentation and Management Business Plan

Notes

1. Adjusted EBITDA as per Rating Agency Presentation dated March 2007 excludes stock-based compensation expense and Cubs BCF, and includes cash flow from equity investments and $80MM assumed cost savings
2. Assumes Pro Forma Debt of $12,731MM as of Q4 2007 as per Rating Agency Presentation dated March 2007
3. Adjusted Debt based on Pro Forma Debt less $1,071MM estimated value of tax savings as per Rating Agency Presentation dated March 2007 (calculated as the 10-year present value of annual tax savings discounted at a 7.5% discount rate)

Morgan Stanley

4

1,211

1,355

1,210

1,228

1,328

1,208

1,228

1,291

1,197

1,333

1,269

1,289

1,264

1,342

1,214

1,263

1,265

1,261

1,263

1,279

1,289

1,264

1,258

1,261

1,263

1,279

1,289

1,216

800

900

1,000

1,100

1,200

1,300

1,400

1,500

Tower

Management

Plan

Research

Average

A.G.

Edwards

Bear

Stearns

Credit

Suisse

Deutsche

Bank

Morgan

Stanley

Prudential Wachovia

January '07 February '07 Current Management Downside Case

2007 Tower EBITDA Estimates (1)

$MM

Research Estimates Have Been Consistent Since January

Perspectives on Tower’s

Recent Financial

Performance

5

Change in 2007 EBITDA Estimates Since January:

Tower Management Plan (5.2%)

Tower Management Downside Case (2) (8.8%)

Research Average (0.9%)

A.G. Edwards (2.2%)

Bear Stearns (0.1%)

Credit Suisse (4.7%)

Deutsche Bank 6.2%

Morgan Stanley 1.4%

Prudential (4.7%)

Wachovia (1.1%)

Source Management Business Plan and Wall Street research

Notes

1. PF for sale of SCNI and Boston, Albany and Atlanta TV stations

2. Based on current Management Downside Case relative to January Management Case

8%

3% 3% 1%

(2%) (3%)

(21%)

1%

119%

106% 105%

61%

24%

18% 16% 14% 14% 14% 14%

-40%

-20%

0%

20%

40%

60%

80%

100%

120%

Tower Nexstar LIN TV Sinclair Gray

Television

Lee Ent. Time

Warner

Belo Viacom Disney Journal

Comms

Hearst

Arglye

CBS Gannett NY

Times

Wash.

Post

Media

General

Journal

Reg.

McClatchy

Total Return (1)

Change since September 14, 2006

Most Comparables Have Appreciated Since September

Total Return Since Week Prior to Announcement of Strategic Review Process

Perspectives on Tower’s

Recent Financial

Performance

6

Source FactSet

• Since the week prior to the

announcement of the

strategic review process in

September 2006, 15 out of 18

of a broad set of media

comparables have

experienced positive total

returns

Price @ September 14, 2006: $31.25 $4.19 $7.57 $7.87 $6.57 $24.33 $16.91 $16.17 $35.79 $30.39 $11.43 $23.77 $28.54 $54.97 $23.05 $753.50 $39.61 $6.23 $40.10

Price @ March 28, 2007: $31.13 $9.19 $15.61 $15.55 $10.48 $29.78 $19.91 $18.52 $40.80 $34.23 $12.84 $26.85 $30.37 $56.05 $23.35 $759.74 $38.27 $5.98 $31.36

Notes

1. Total return assumes reinvestment of dividends. From September 14, 2006 to March 28, 2007

8.2

7.6

12.6

11.1

9.9

9.2

8.4

7.1

14.1

13.2

12.6

11.6

8.3 8.2

7.8

7.4 7.6

8.2

8.6 8.7

7.8 8.0

8.7 8.4

0

2

4

6

8

10

12

14

16

18

Tower Belo Gannett Media

General

Journal

Register

Lee NY

Times

McClatchy Hearst-

Argyle

Lin TV Gray Sinclair

September 14, 2006 March 28, 2007

2007E EBITDA Multiples (1)

x

Publishing and Broadcasting Multiples Have Increased Since September

Perspectives on Tower’s

Recent Financial

Performance

7

Multiples as of Week Prior to Announcement of Strategic Review Process vs. Current

• 68% of Tower’s EBITDA is

from publishing-related

businesses, and 32% is from

broadcasting-related

businesses

– Including cash flow from

unconsolidated assets,

37% of Adjusted EBITDA is

from broadcasting-related

businesses

Notes

1. As of September 14, 2006 and March 28, 2007

Diversified Publishing

Average Increase: 0.5x (7%)

Pure Play Publishing

Average Increase: 0.2x (2%)

Broadcasting

Average Increase: 2.2x (21%)

Tower

Increase:

0.2x (3%)

Source Management Business Plan and Wall Street research

Perspectives on Tower’s

Recent Financial

Performance Tower’s First Quarter Performance is Generally Below Average

Tower Quarterly Revenue and EBITDA for 2005-2007

Notes

1. PF for sale of SCNI, Hoy NY newspapers and Albany, Atlanta and Boston TV stations. Excludes Cubs

2. Includes stock-based compensation 8

1,377

1,257

1,320

1,214

1,354

1,233

1,334

1,264

1,370

1,272

1,351

1,280

800

1,000

1,200

1,400

1,600

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4

Quarterly Revenue (1)

2005-2007

Source Management

2006 Actual 2007 Plan 2005 Actual

Year-over-year Change: (1.2%) (1.3%) (3.1%) (1.2%) (3.9%) (1.0%) 1.9% 1.7%

388

287

330

240

363

261

352

281

338

307

379

325

0

100

200

300

400

500

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4

Quarterly EBITDA (1)(2)

2005-2007

2006 Actual 2007 Plan 2005 Actual

Source Management

Year-over-year Change: (13.5%) (7.1%) (15.1%) 7.5% (14.6%) (6.2%) 10.2% 6.8%

Perspectives on Tower’s

Recent Financial

Performance Recent Sector Revenue Trends

Tower vs. Gannett and McClatchy

9

(1.9%)

1.3%

(3.0%)

(5.6%)

0.2% 0.2%

1.4%

(0.5%)

(1.8%)

-6%

-4%

-2%

0%

2%

Tower Gannett McClatchy

Jan '07 Feb '07 Dec '06

Local Advertising Publishing Revenue

Year over Year Growth (%)

(3.1%)

(5.3%)

1.2%

(5.8%)

0.3%

(7.3%)

(5.2%)

(3.8%)

(5.1%)

-10%

-8%

-6%

-4%

-2%

0%

2%

Tower Gannett McClatchy

Jan '07 Feb '07 Dec '06

Total Advertising Publishing Revenue

Year over Year Growth (%)

(8.5%)

0.0%

(10.6%)

(8.5%)

2.5%

(11.9%) (12.4%)

(6.3%)

(13.3%) -15%

-10%

-5%

0%

5%

Tower Gannett McClatchy

Jan '07 Feb '07 Dec '06

Classified Advertising Publishing Revenue

Year over Year Growth (%)

(2.3%)

(6.5%)

1.6%

(5.2%)

1.7%

(5.0%) (5.1%) (4.5%)

(3.4%)

-8%

-6%

-4%

-2%

0%

2%

4%

Tower Gannett McClatchy

Jan '07 Feb '07 Dec '06

Total Consolidated Revenues

Year over Year Growth (%)

Source Company Press Releases

0.1%

10.9%

(16.5%)

(18.4%)

(4.8%) (3.2%)

4.2%

(5.7%)

(2.0%)

-25%

-15%

-5%

5%

15%

Tower Gannett McClatchy

Jan '07 Feb '07 Dec '06

National Advertising Publishing Revenue

Year over Year Growth (%)

(3.0%)

(6.5%)

1.3%

(5.2%)

1.7%

(6.0%) (5.1%)

(2.3%)

(5.1%)

-10%

-8%

-6%

-4%

-2%

0%

2%

4%

Tower Gannett McClatchy

Jan '07 Feb '07 Dec '06

Total Publishing Revenue

Year over Year Growth (%)